UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2025

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	61-1055020
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 North LaSalle Street, Suite 1600,
Chicago, Illinois 60654

(Address of Principal Executive Offices)

001-10989

Commission file number

Registrant’s telephone number, including area code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Ventas, Inc. (the “Company”) held on May 13, 2025, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (i) to increase the number of authorized shares of the Company’s common stock, par value $0.25 per share, from 600,000,000 shares to 1,200,000,000 shares and to make a corresponding change to the aggregate number of authorized shares of the Company’s capital stock (the “Authorized Share Amendment”) and (ii) to provide for the elimination of monetary liability of certain of the Company’s officers in certain circumstances as provided under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”) (the “Exculpation Amendment” and, together with the Authorized Share Amendment, the “Charter Amendments”). The Exculpation Amendment also simplifies the existing exculpation provision related to the Company’s directors by referring to the DGCL instead of specifying each instance in which exculpation for directors is currently not permissible under the DGCL. Following the Annual Meeting, on May 14, 2025, the Company filed with the Secretary of State of the State of Delaware Certificates of Amendments to implement the Charter Amendments as well as a Restated Certificate of Incorporation.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificates of Amendments to implement the Charter Amendments and the Restated Certificate of Incorporation, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Represented at the Annual Meeting were 401,652,999 shares, or 91.76%, of the Company’s 437,697,802 shares of common stock outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on April 1, 2025, as supplemented on April 16, 2025 (the “Proxy Statement”). The vote required for approval of Proposals 1 and 4 was based on a majority of votes cast. The vote required for Proposals 2 and 3 was based on a majority of voting power present (in person or by proxy). The vote required for Proposal 5 was based on the majority of shares outstanding entitled to vote on this matter. Abstentions had no effect on Proposals 1 and 4 and were counted as votes “against” on Proposals 2, 3 and 5. Pursuant to the rules of the New York Stock Exchange governing brokers’ discretionary authority, brokers did not have the authority to vote on Proposals 1 and 2 without the beneficial owner’s instruction. Brokers had discretionary authority to vote on Proposals 3 and 4, and broker non-votes were counted as votes “against” on Proposal 5.

Proposal 1: To elect the 12 director nominees named in the Proxy Statement to serve until the 2026 Annual Meeting of Stockholders

Nominees of the Company:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Melody C. Barnes	366,325,923	17,129,853	142,703	18,054,520
Theodore Bigman	383,274,963	173,315	150,201	18,054,520
Debra A. Cafaro	350,767,986	19,997,518	12,832,975	18,054,520
Michael J. Embler	383,255,986	190,161	152,332	18,054,520
Matthew J. Lustig	380,609,322	2,839,253	149,904	18,054,520
Roxanne M. Martino	374,670,179	8,784,941	143,359	18,054,520
Marguerite M. Nader	379,868,899	2,892,077	837,503	18,054,520
Sean P. Nolan	378,441,509	5,004,585	152,385	18,054,520
Walter C. Rakowich	382,692,162	694,354	211,963	18,054,520
Joe V. Rodriguez, Jr.	379,776,939	2,918,209	903,331	18,054,520
Sumit Roy	383,212,925	174,503	211,051	18,054,520
Maurice S. Smith	382,475,898	968,958	153,623	18,054,520

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
337,688,542	44,979,242	930,695	18,054,520

Proposal 3: To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
395,977,840	5,450,449	224,710	-

Proposal 4: To approve an amendment to the Amended and Restated Certificate of Incorporation of Ventas, Inc. to increase the number of authorized shares of common stock

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
380,993,639	20,185,054	474,306	-

Proposal 5: To approve an amendment to the Amended and Restated Certificate of Incorporation of Ventas, Inc. to limit the liability of certain officers as permitted by Delaware Law

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
322,346,567	60,932,600	319,312	18,054,520

Item. 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Certificate of Amendment (Authorized Share Amendment)
3.2	Certificate of Amendment (Exculpation Amendment)
3.3	Restated Certificate of Incorporation of Ventas, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2025

VENTAS, INC.

By:	/s/ Carey S. Roberts
	Name:	Carey S. Roberts
	Title:	Executive Vice President, General Counsel, Ethics & Compliance Officer and Corporate Secretary